Exhibit 99.3

MOBILIS RELOCATION SERVICES INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
September 30, 2009

	Historical
	MBSV	Magnolia	Adjustments		Consolidated

ASSETS

Current Assets
Cash	$13,130	$47,725	$1,290,000	D	$1,365,855
			15,000	F
Deposit	-	20,000	-		20,000

Total current assets	13,130	67,725	1,305,000		1,385,855

Fixed Assets
Property and equipment	-	-	-		-

Other Assets
License, net	-	305,996	-		305,996
Other intangibles, net	-	-	-		-

TOTAL ASSETS	$13,130	$373,721	$1,305,000		$1,691,851

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$1,441	$84,683	$-		$86,124
Due to related parties	-	70,000	-		70,000
Promissory note payable	-	25,000	15,000	F	-
			300,000	D
			(340,000)	G
Convertible notes	-	-	990,000	D	-
			(990,000)	E
			340,000	G
			(340,000)	E

TOTAL LIABILITIES	1,441	179,683	(25,000)		156,124

Common stock	3,400	2,133	(2,133)	A	20,132
			(1,500)	B
			16,210	C
			2,022	E

Additional paid-in capital	49,600	359,367	(39,178)	A	1,683,057
			1,500	B
			(16,210)	C
			1,327,978	E

Deficits accumulated during the development	(41,311)	(167,462)	41,311	A	(167,462)
stage

TOTAL STOCKHOLDERS' DEFICIT	11,689	194,038	1,330,000		1,535,727

TOTAL LIABILITIES & STOCKHOLDERS'
EQUITY	$13,130	$373,721	$1,305,000		$1,691,851

MOBILIS RELOCATION SERVICES INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended March 31, 2009

	Historical
	MBSV	Magnolia	Adjustment	Consolidated

Revenues, net	$-	$-	$-	$-

Expenses
General and administration	31,115	98,573		129,688
Depreciation and amortization expense	-	35,650		35,650
Interest expense	-	396	-	396

Total expenses	31,115	134,619	-	165,734

Net loss before provision for
income taxes	$(31,115)	$(134,619)	$-	$(165,734)

Loss per share, basic and diluted	$(0.01)	$(0.01)		$(0.01)

Weighted average number of shares outstanding	3,400,000	21,330,000		20,132,400

MOBILIS RELOCATION SERVICES INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Six Months Ended September 30, 2009

	Historical
	MBSV	Magnolia	Adjustment	Consolidated

Revenues, net	$-	$-	$-	$-

Expenses
General and administration	5,719	101,022		106,741
Depreciation and amortization expense	-	26,737		26,737
Interest expense	-	799	-	799

Total expenses	5,719	128,558	-	134,277

Net loss before provision for
income taxes	$(5,719)	$(128,558)	$-	$(134,277)

Loss per share, basic and diluted	$(0.00)	$(0.01)		$(0.01)

Weighted average number of shares outstanding	3,400,000	21,330,000		20,132,400

MOBILIS RELOCATION SERVICES INC.
PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the reverse acquisition of Magnolia Solar, Inc. (“Magnolia”) by Mobilis Relocation Services Inc. (“MBSV” and the “Company”) and are based on estimates and assumptions set forth herein and in the notes to such pro forma statements.

On December 15, 2009, Magnolia entered into an Agreement and Plan of Reorganization with MBSV and upon closing of the transaction, Magnolia became a wholly-owned subsidiary of MBSV (the “Agreement”).

Prior to the closing of this transaction, MBSV cancelled 1,500,000 of the 3,400,000 common shares that were issued and outstanding. Then, MBSV issued 16,210,800 common shares in exchange for 100% of the shares of Magnolia Solar, Inc. The Company, post-merger is expected to raise $2,660,000 (purchase price of $1,330,000) in convertible notes, which will be converted into 2,021,600 shares.

This transaction is being accounted for as a reverse acquisition and a recapitalization.  Magnolia is the acquirer for accounting purposes.

The following unaudited pro forma consolidated statement of operations for the six months ended September 30, 2009 and for the year ended March 31, 2009 gives effect to the above as if the transactions had occurred at the beginning of the period.  The unaudited pro forma consolidated balance sheet at September 30, 2009 assumes the effects of the above as if this transaction had occurred as of October 1, 2008.

MOBILIS RELOCATION SERVICES INC.
PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements are based upon, and should be read in conjunctions with MBSV’s audited financial statements as of and for the year ended March 31, 2009 and the historical financial statements of Magnolia for the period January 8, 2008 (Inception) through December 31, 2008 and for the nine months ended September 30, 2009.

The unaudited pro forma consolidated financial statements and notes thereto contained forward-looking statements that involve risks and uncertainties.  Therefore, our actual results may vary materially from those discussed herein.  The unaudited pro forma consolidated financial statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative our future results.

MOBILIS RELOCATION SERVICES INC.
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED MARCH 31, 2009 AND FOR THE
SIX MONTHS ENDED SEPTEMBER 30, 2009

NOTE A – ACCOUNTING TREATMENT APPLIED AS A RESULT OF THIS TRANSACTION

The transaction is being accounted for as reverse acquisition and recapitalization.  Magnolia is the acquirer for accounting purposes.  MBSV is the issuer.  Accordingly, Magnolia’s historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the transaction.  The accumulated deficit of Magnolia is carried forward after the acquisition.  Operations prior to the transactions are those of Magnolia.  Earnings per share for the period prior to the transaction are restated to reflect the equivalent number of shares outstanding.

NOTE B – ADJUSTMENT

(a)	To eliminate MBSV’s historical expenses to reflect reverse acquisition and a recapitalization treatment.

(b)
To reflect the cancellation of 1,500,000 common shares by the major shareholders of MBSV dated December 15, 2009.  Such shares have been cancelled and returned to the authorized but unissued shares of MBSV.

(c)	To record the issuance of 16,210,800 common shares to the shareholders of Magnolia in exchange for 100% of their shares in Magnolia.

(d)	To record the issuance of $2,660,000 (purchase price of $1,330,000) in convertible notes, which includes $300,000 in bridge financing notes.

(e)	To record the conversion of the $1,330,000 in notes into 2,021,600 shares of common stock.

(f)	To reflect additional promissory note entered into October 15, 2009.

(g)	To record the conversion of the $340,000 in promissory notes payable into $340,000 in convertible notes.

NOTE C – PRO FORMA WEIGHTED AVERAGES SHARES OUTSTANDING

Pro forma shares outstanding assuming the transaction occurred as of September 30, 2009:

MBSV Shares Outstanding	3,400,000

Cancellation of shares	(1,500,000)

Shares issued in reverse merger with Magnolia 16,210,800

Shares issued in conversion of convertible
notes payable	2,021,600

Pro forma shares outstanding	20,132,400